UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2020

UROGEN PHARMA LTD.

(Exact name of registrant as specified in its charter)

Israel	001-38079	98-1460746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (646) 768-9780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS0.01 per share	URGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On March 20, 2020, UroGen Pharma Ltd. (the “Company”), entered into a Separation Agreement with Stephen Mullennix (the “Separation Agreement”), the Company’s Chief Operating Officer, which sets forth the terms of Mr. Mullennix’s termination of employment with the Company, effective as of April 30, 2020 (the “Separation Date”). Pursuant to the terms of the Separation Agreement, and in exchange for Mr. Mullennix providing the Company with an effective release of claims and agreeing to refrain from certain conduct, the Company agreed to provide Mr. Mullennix with (1) cash severance equivalent to six months of Mr. Mullennix’s base salary in effect as of the Separation Date, (2) the equivalent of six months of Mr. Mullennix’s pro rata portion of his current potential annual 50% target bonus for calendar year 2020, which shall be awarded only to the extent earned based on actual Company performance, with any individual performance component deemed achieved, to be paid on the date in the year following Mr. Mullennix’s termination on which bonuses are paid to other senior executives of the Company, but in no event later than March 15 of such year, (3) the accelerated vesting of each restricted stock unit and option held by Mr. Mullennix, such that the amount of each award that would have otherwise become vested as of October 30, 2020, shall become issuable or exercisable, respectively, as of the Separation Date, and the date to exercise such options shall be increased to 180 days post the Separation Date, and (4) certain health insurance coverage starting on the Separation Date. The forgoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

10.1*	Separation Agreement between the Company and Stephen Mullennix, dated March 20, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedules will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2020	UROGEN PHARMA LTD.

	By:	/s/ Peter Pfreundschuh
Peter Pfreundschuh
Chief Financial Officer